UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2008

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CORD BLOOD AMERICA, INC.

 (Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Santa Monica Blvd., Suite700 Santa Monica, CA 90401

 (Address of Principal Executive Office) (Zip Code)

(310) 432-4090

 (Registrant’s telephone number, including area code)

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Copies to:

Donald G. Davis, Esq.

PO Box 12009

Marina del Rey, CA. 90295

Phone: (310) 823-8300

Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

The information under Item 5.02 of this Current Report on Form 8-Kells is incorporated by reference into this Item 3.02.

The offer, sale and issuance of the Shares described under Item 5.02 below are deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(2), because the issuance of the Shares to the Employees does not involve a public offering, the Employees are acquiring the Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the Shares. In addition, the Employees have adequate access to information about the Company.

ITEM 5.02

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) (3) On July 16, 2008 Cord Blood America, Inc. a Florida Corporation (the “Company”), entered into 3 year Executive Employment Agreements with Matthew L Schissler, the Company’s Chief Executive Officer, and Joseph R. Vicente, the Company’s Vice President.

Mr. Schissler’s Executive Employment Contract has a three year term, is thereafter renewable annually, and provides for a base salary of $165,000 the first year, with 5% automatic base salary increases for each successive year over the proceeding year salary. It also provides for an annual bonus, payable at the discretion of the Board of Directors, equal to 30% of the Employee’s prior year base salary. It also provides for the immediate issuance of 7,500,000, five year options to acquire restricted shares of the Company’s common stock, at an exercise price of $0.01 per share, the closing price of the Company’s common stock on July 16, 2008. These options vest ¼ immediately, ¼ after one year, ¼ after two years, and ¼ after three years. It also provides for payment of an inducement bonus by the Company in the form of the immediate issuance to Mr. Schissler of 1,000,000 restricted shares of the Company’s common stock.

Mr. Vicente’s Executive Employment Contract has a three year term, is thereafter renewable annually, and provides for a base salary of $115,000 the first year, with 5% automatic base salary increases for each successive year over the proceeding year salary. It also provides for an annual bonus, payable at the discretion of the Board of Directors, equal to 25% of the Employee’s prior year base salary. It also provides for the immediate issuance of 7,500,000, five year options to acquire restricted shares of the Company’s common stock, at an exercise price of $0.01 per share, the closing price of the Company’s common stock on July 16, 2008. These options vest ¼ immediately, ¼ after one year, ¼ after two years, and ¼ after three years. It also provides for payment of an inducement bonus by the Company in the form of the immediate issuance to Mr. Vicente of 1,000,000 restricted shares of the Company’s common stock.

Both Agreements also provide for change of control termination bonuses, which provide that if the employee is terminated, his compensation reduced, or the employee terminates his employment within one year after a change in control, then the employee is entitled to a termination benefit in an amount equal to all compensation paid to him over the proceeding 12 months. (see the Exhibits attached hereto for further information).

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Shell company transactions

Not applicable.

(d) Exhibits

Exhibit Number	Description
99.(1)	Executive Employment Agreement with Joseph R Vicente
99.(2)	Executive Employment Agreement with Matthew L Schissler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CORD BLOOD AMERICA, INC. (Registrant)

By:	/s/ Matthew Schissler
Matthew Schissler Chief Executive Officer

Date:  July 18, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.(1)	Executive Employment Agreement with Joseph R Vicente
99.(2)	Executive Employment Agreement with Matthew L Schissler